Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Second-Quarter 2024

Financial and Operational Results

Key Takeaways

•	Reported production of 473,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 405,000 BOE per day;

•	Exceeded second-quarter U.S. oil production guidance and raising full-year guidance;

•	Expect U.S. oil production to increase 8% from second-quarter 2024 to fourth-quarter 2024;

•	Egypt adjusted production exceeded guidance by approximately 5% in the second quarter;

•	Closed non-core asset sales of approximately $660 million in net proceeds, consisting of approximately 13,000 BOE per day in first-quarter 2024;

•	Returned $135 million of free cash flow to shareholders through dividends and share buybacks in the second quarter; and

•	Callon acquisition integration proceeding ahead of schedule; revised annual cost synergies estimate to $250 million, up $100 million from initial estimate.

HOUSTON, July 31, 2024 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2024.

APA reported net income attributable to common stock of $541 million, or $1.46 per diluted share. When adjusted for items that impact the comparability of results, APA’s second-quarter earnings were $434 million, or $1.17 per diluted share. Net cash provided by operating activities was $877 million, and adjusted EBITDAX was $1.6 billion.

“In the second quarter, we delivered higher-than-expected production across all three operating areas,” said John J. Christmann IV, APA’s chief executive officer. “In the Permian Basin, we had outstanding second-quarter oil production performance and are raising our outlook for the back half of the year after adjusting for asset sales. We also had strong second-quarter performance in Egypt as we benefitted from newly implemented water injection initiatives on our base production and redirected workover rig capacity to opportunities on recompletions and offline volumes.

“During the first half of the year, our focus was on the smooth integration of the Callon assets and rebalancing our drilling and workover rig programs in Egypt. We made tremendous progress on both fronts and are now poised for a strong second half where we will deliver significant organic oil production growth in the Permian Basin and expect to see a meaningful increase in free cash flow.”

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APA CORPORATION ANNOUNCES SECOND-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

Second-Quarter summary

Second-quarter reported production was 473,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 405,000 BOE per day. U.S. oil production was 139,500 barrels per day, up 67% from first-quarter 2024, driven by the addition of Callon. Despite the impact of asset sales and significant natural gas and NGL curtailments in response to pricing extremes in the Permian Basin, total U.S. volumes on a BOE basis were in line with company guidance for the quarter.

For the second quarter, APA guided to a net gain on third-party oil and gas purchases and sales of $100 million, and the company generated $132 million. Based on the second-quarter actuals and forward strip pricing, APA is raising its full-year estimate of net gain on third-party oil and gas purchases and sales to $350 million, which is $120 million higher than full-year guidance issued in May.

APA’s second-quarter upstream capital investment of $839 million and G&A of $85 million were considerably below guidance, while upstream lease operating expense was generally in line.

Exploration and development update

APA and its partner, TotalEnergies, remain on track in Suriname for FID on Block 58 by year-end 2024 and first oil in 2028. TotalEnergies announced that it has secured a floating production storage and offloading (FPSO) hull for the 200,000 barrel per day development project.

In Alaska, APA and its partners were awarded an additional 51,000 gross acres, bringing the total lease position to 326,000 gross acres entirely situated on state lands. The company is planning more exploration following its high-quality oil discovery at King Street #1.

Capital activity

For the remainder of 2024, APA plans to average nine to 10 rigs in the Permian Basin and 11 rigs in Egypt. At this activity rate, the company expects full-year capital will be at or below company guidance of $2.7 billion.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

2024 Sustainability Report

The company recently published its 2024 Sustainability Report, which contains its vision of the important role that oil and natural gas play in human progress and a secure energy future, along with an in-depth review of our ESG performance, initiatives and success stories.

Conference call

APA will host a conference call to discuss its second-quarter 2024 results at 10 a.m. Central time, Thursday, Aug. 1. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities, and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities, and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2023, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276  Alexandra Franceschi

Website: www.apacorp.com

Click here for the full release with quarterly financial statements.

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,907	$1,365	$3,339	$2,762
Natural gas revenues	135	180	311	422
Natural gas liquids revenues	159	107	299	237

	2,201	1,652	3,949	3,421
Purchased oil and gas sales	342	144	545	383

Total revenues	2,543	1,796	4,494	3,804
Derivative instrument gain (loss), net	(3)	51	(7)	104
Gain on divestitures, net	276	5	283	6
Loss on previously sold Gulf of Mexico properties	(17)	—	(83)	—
Other, net	(7)	109	8	77

	2,792	1,961	4,695	3,991

OPERATING EXPENSES:
Lease operating expenses	460	361	798	682
Gathering, processing, and transmission	121	78	205	156
Purchased oil and gas costs	210	131	373	347
Taxes other than income	78	50	135	102
Exploration	71	43	219	95
General and administrative	85	72	178	137
Transaction, reorganization, and separation	115	2	142	6
Depreciation, depletion, and amortization:
Oil and gas property and equipment	582	354	1,001	679
Other assets	6	13	17	20
Asset retirement obligation accretion	36	29	76	57
Impairments	—	46	—	46
Financing costs, net	100	82	176	154

	1,864	1,261	3,320	2,481

NET INCOME BEFORE INCOME TAXES	928	700	1,375	1,510
Current income tax provision	285	254	585	600
Deferred income tax provision (benefit)	23	(16)	(42)	122

NET INCOME INCLUDING NONCONTROLLING INTERESTS	620	462	832	788
Net income attributable to noncontrolling interest	79	81	159	165

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$541	$381	$673	$623

NET INCOME PER COMMON SHARE:
Basic	$1.46	$1.24	$2.00	$2.01
Diluted	$1.46	$1.23	$2.00	$2.01

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	371	308	337	310
Diluted	372	309	337	310

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	2Q24 to 1Q24	2Q24 to 2Q23	June 30, 2024	June 30, 2023
OIL VOLUME - Barrels per day
United States	139,361	83,520	75,993	67%	83%	111,441	73,952
Egypt (1, 2)	87,702	86,768	87,790	1%	0%	87,235	87,792
North Sea	26,586	29,795	35,048	-11%	-24%	28,190	36,268

International (1)	114,288	116,563	122,838	-2%	-7%	115,425	124,060

Total (1)	253,649	200,083	198,831	27%	28%	226,866	198,012

NATURAL GAS VOLUME - Mcf per day
United States	510,708	443,737	450,200	15%	13%	477,223	445,887
Egypt (1, 2)	273,077	290,227	337,413	-6%	-19%	281,652	346,829
North Sea	51,854	52,605	37,194	-1%	39%	52,229	38,769

International (1)	324,931	342,832	374,607	-5%	-13%	333,881	385,598

Total (1)	835,639	786,569	824,807	6%	1%	811,104	831,485

NGL VOLUME - Barrels per day
United States	78,937	56,574	61,760	40%	28%	67,756	58,947
North Sea	1,550	1,405	872	10%	78%	1,477	1,062

Total (1)	80,487	57,979	62,632	39%	29%	69,233	60,009

BOE per day
United States	303,416	214,050	212,786	42%	43%	258,733	207,213
Egypt (1, 2)	133,215	135,140	144,026	-1%	-8%	134,177	145,597
North Sea	36,778	39,967	42,118	-8%	-13%	38,373	43,792

International (1)	169,993	175,107	186,144	-3%	-9%	172,550	189,389

Total (1)	473,409	389,157	398,930	22%	19%	431,283	396,602

Total excluding noncontrolling interests	428,972	344,078	350,864	25%	22%	386,525	348,016

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	29,255	28,943	29,298			29,099	29,296
Gas (Mcf/d)	91,094	96,814	112,609			93,954	115,738
BOE per day	44,437	45,079	48,066			44,758	48,586

(2) Egypt Gross Production
Oil (b/d)	139,490	137,972	140,652			138,731	140,708
Gas (Mcf/d)	431,750	457,248	517,291			444,499	531,093
BOE per day	211,448	214,180	226,867			212,814	229,224

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	2Q24 to 1Q24	2Q24 to 2Q23	June 30, 2024	June 30, 2023
OIL VOLUME - Barrels per day
United States	139,361	83,520	75,993	67%	83%	111,441	73,952
Egypt	43,099	42,504	43,085	1%	0%	42,801	42,820
North Sea	26,586	29,795	35,048	-11%	-24%	28,190	36,268

International	69,685	72,299	78,133	-4%	-11%	70,991	79,088

Total	209,046	155,819	154,126	34%	36%	182,432	153,040

NATURAL GAS VOLUME - Mcf per day
United States	510,708	443,737	450,200	15%	13%	477,223	445,887
Egypt	133,184	141,148	164,096	-6%	-19%	137,166	168,002
North Sea	51,854	52,605	37,194	-1%	39%	52,229	38,769

International	185,038	193,753	201,290	-4%	-8%	189,395	206,771

Total	695,746	637,490	651,490	9%	7%	666,618	652,658

NGL VOLUME - Barrels per day
United States	78,937	56,574	61,760	40%	28%	67,756	58,947
North Sea	1,550	1,405	872	10%	78%	1,477	1,062

Total	80,487	57,979	62,632	39%	29%	69,233	60,009

BOE per day
United States	303,416	214,050	212,786	42%	43%	258,733	207,213
Egypt	65,296	66,029	70,434	-1%	-7%	65,662	70,821
North Sea	36,778	39,967	42,118	-8%	-13%	38,373	43,792

International	102,074	105,996	112,552	-4%	-9%	104,035	114,613

Total	405,490	320,046	325,338	27%	25%	362,768	321,826

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
AVERAGE OIL PRICE PER BARREL
United States	$80.54	$77.37	$73.99	$79.35	$74.56
Egypt	84.30	83.18	77.39	83.75	78.48
North Sea	84.62	82.81	79.27	83.77	80.51
International	84.38	83.10	77.90	83.75	79.06
Total	82.28	80.65	76.38	81.57	77.37

AVERAGE NATURAL GAS PRICE PER MCF
United States	$0.31	$1.42	$1.24	$0.83	$1.73
Egypt	2.92	2.93	2.95	2.93	2.92
North Sea	10.61	9.23	11.29	9.92	14.47
International	4.09	3.85	3.78	3.97	4.05
Total	1.77	2.47	2.39	2.11	2.81

AVERAGE NGL PRICE PER BARREL
United States	$21.22	$25.38	$18.26	$22.96	$20.88
North Sea	43.43	49.37	39.24	46.66	49.52
Total	21.68	26.20	18.69	23.58	21.62

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Unproved leasehold impairments	$—	$6	$10	$11
Dry hole expense	41	23	164	53
Geological and geophysical expense	15	1	16	2
Exploration overhead and other	15	13	29	29

	$71	$43	$219	$95

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$877	$1,000	$1,245	$1,335

Additions to upstream oil and gas property	(756)	(576)	(1,223)	(1,119)
Leasehold and property acquisitions	—	(4)	(63)	(10)
Proceeds from asset divestitures	702	7	729	28
Proceeds from sale of Kinetik shares	—	—	428	—
Other, net	(10)	(10)	(23)	(14)

Net cash used in investing activities	$(64)	$(583)	$(152)	$(1,115)

Proceeds from (payments on) commercial paper and revolving credit facilities, net	65	(221)	63	196
Proceeds from term loan facility	1,500	—	1,500	—
Payment on Callon Credit Agreement	(472)	—	(472)	—
Payments on fixed-rate debt	(1,641)	—	(1,641)	(65)
Distributions to noncontrolling interest	(53)	(83)	(123)	(100)
Treasury stock activity, net	(43)	(46)	(144)	(188)
Dividends paid to APA common stockholders	(92)	(77)	(168)	(155)
Other, net	(19)	(2)	(35)	(11)

Net cash provided by (used in) financing activities	$(755)	$(429)	$(1,020)	$(323)

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$160	$87
Other current assets	2,758	2,375
Property and equipment, net	14,456	10,038
Decommissioning security for sold Gulf of Mexico properties	21	21
Other assets	2,800	2,723

Total assets	$20,195	$15,244

Current debt	$2	$2
Current liabilities	2,887	2,402
Long-term debt	6,741	5,186
Decommissioning contingency for sold Gulf of Mexico properties	768	764
Deferred credits and other noncurrent liabilities	3,302	3,199
APA shareholders’ equity	5,423	2,655
Noncontrolling interest	1,072	1,036

Total Liabilities and equity	$20,195	$15,244

Common shares outstanding at end of period	370	304

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$4,493	$5	$4,556	$12
Exploration and development	933	590	1,587	1,156

Total Costs incurred in oil and gas property	$5,426	$595	$6,143	$1,168

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$5,426	$595	$6,143	$1,168
Property acquisitions	(4,492)	—	(4,554)	—
Asset retirement obligations settled vs. incurred - oil and gas property	7	7	11	13
Capitalized interest	(7)	(5)	(14)	(11)
Exploration seismic and administration costs	(30)	(14)	(45)	(31)

Upstream capital investment including noncontrolling interest - Egypt	$904	$583	$1,541	$1,139
Less noncontrolling interest - Egypt	(65)	(67)	(134)	(128)

Total Upstream capital investment	$839	$516	$1,407	$1,011

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$877	$1,000	$1,245	$1,335
Changes in operating assets and liabilities	190	(232)	649	279

Cash flows from operations before changes in operating assets and liabilities	$1,067	$768	$1,894	$1,614

Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(904)	(583)	(1,541)	(1,139)
Decommissioning spend on previously sold Gulf of Mexico properties	1	—	(29)	—
Non oil and gas capital investment	(8)	(8)	1	(9)
Distributions to Sinopec noncontrolling interest	(53)	(83)	(123)	(100)

Free cash flow	$103	$94	$202	$366

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net cash provided by operating activities	$877	$368	$1,000	$1,245	$1,335

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	30	15	14	45	31
Current income tax provision	285	300	254	585	600
Other adjustments to reconcile net income to net cash provided by operating activities	(21)	(10)	97	(31)	67
Changes in operating assets and liabilities	190	459	(232)	649	279
Financing costs, net	100	76	82	176	163
Transaction, reorganization & separation costs	115	27	2	142	6

Adjusted EBITDAX (Non-GAAP)	$1,576	$1,235	$1,217	$2,811	$2,481

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Current debt	$2	$2	$2	$2
Long-term debt	6,741	5,178	5,186	5,582

Total debt	6,743	5,180	5,188	5,584
Cash and cash equivalents	160	102	87	95

Net debt	$6,583	$5,078	$5,101	$5,489

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2024				For the Quarter Ended June 30, 2023
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$928	$(308)	$620	$1.67	$700	$(238)	$462	$1.49
Income attributable to noncontrolling interests	145	(66)	79	0.21	144	(63)	81	0.26

Net income attributable to common stock	783	(242)	541	1.46	556	(175)	381	1.23

Adjustments: *
Asset and unproved leasehold impairments	—	—	—	—	52	(37)	15	0.05
Valuation allowance and other tax adjustments	—	—	—	—	—	(30)	(30)	(0.10)
Unrealized derivative instrument gain	(3)	1	(2)	(0.01)	(47)	9	(38)	(0.12)
Loss on previously sold Gulf of Mexico properties	17	(4)	13	0.03	—	—	—	—
Kinetik equity investment mark-to-market gain	—	—	—	—	(77)	16	(61)	(0.20)
Transaction, reorganization & separation costs	115	(17)	98	0.27	2	(1)	1	—
Gain on divestitures, net	(276)	60	(216)	(0.58)	(5)	1	(4)	(0.01)

Adjusted earnings (Non-GAAP)	$636	$(202)	$434	$1.17	$481	$(217)	$264	$0.85

	For the Six Months Ended June 30, 2024				For the Six Months Ended June 30, 2023
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$1,375	$(543)	$832	$2.47	$1,510	$(722)	$788	$2.54
Income attributable to noncontrolling interests	290	(131)	159	0.47	295	(130)	165	0.53

Net income attributable to common stock	1,085	(412)	673	2.00	1,215	(592)	623	2.01

Adjustments: *
Asset and unproved leasehold impairments	10	(2)	8	0.02	57	(40)	17	0.05
Valuation allowance and other tax adjustments **	—	16	16	0.05	—	100	100	0.32
Gain on extinguishment of debt	—	—	—	—	(9)	2	(7)	(0.02)
Unrealized derivative instrument (gain) loss	5	(1)	4	0.01	(80)	16	(64)	(0.20)
Loss on previously sold Gulf of Mexico properties	83	(18)	65	0.19	—	—	—	—
Kinetik equity investment mark-to-market (gain) loss	9	—	9	0.03	(45)	10	(35)	(0.11)
Drilling contract termination charges	—	—	—	—	13	(10)	3	0.01
Transaction, reorganization & separation costs	142	(25)	117	0.35	6	(2)	4	0.01
Gain on divestitures, net	(283)	62	(221)	(0.66)	(6)	1	(5)	(0.02)

Adjusted Earnings (Non-GAAP)	$1,051	$(380)	$671	$1.99	$1,151	$(515)	$636	$2.05

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.